News Release

For Immediate Release: March 19, 2008

MAINSTREET ANNOUNCES THIRD CASH DIVIDEND

MainStreet BankShares, Inc., ("MainStreet"), in Martinsville, Virginia announced today that its Board of Directors approved a $.05 per share cash dividend payable on May 9, 2008 to shareholders of record on April 18, 2008. This will be the third consecutive cash dividend paid by the Company. MainStreet is quoted on the Over the Counter Bulletin Board under the symbol MREE.

Larry A. Heaton, President and Chief Executive Officer stated, "Our Board of Directors is pleased to provide our shareholders with their third quarterly cash dividend. Our common stock continues to be an appealing investment based upon recent pricing."

MainStreet BankShares, Inc. is a bank holding company operating in Martinsville, Virginia. MainStreet currently has two wholly owned subsidiaries, Franklin Community Bank, N.A., ("Franklin Bank") and MainStreet RealEstate, Inc. Franklin Bank currently operates four banking offices in Rocky Mount and Smith Mountain Lake.

Contact: Larry A. Heaton, President and CEO

MainStreet BankShares, Inc.

Martinsville, Virginia

(540) 489-3412